UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code (916) 321-1846
Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (l7 CFR 240-14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2007, the Board of Directors of The McClatchy Company ("Company" or "McClatchy") approved McClatchy's compensation package for its non-employee directors. As of January 1, 2007, each non-employee director will receive an annual retainer of $40,000 per year plus $2,000 per day for in-person attendance at meetings of the Board of Directors and $1,500 per day for attendance at committee meetings. Attendance at regular board meetings by teleconference is compensated at one-half the rate for in-person attendance. Committee chairpersons, other than the chair of the Audit Committee and chair of the Compensation Committee, receive an additional $7,500 per year for their services. The Audit Committee chairperson receives an additional $12,500 per year for his or her services and the Compensation Committee chairperson receives an additional $8,500 per year for his or her services. Compensation for attendance at meetings is subject to a limitation of two meetings in any one day, whether by teleconference or in-personattendance. McClatchy also reimburses non-employee directors for expenses incurred by them in connection with the business and affairs of McClatchy.

The Board of Directors also determined on January 23, that each non-employee director will receive annual grants of 1,200 shares of Class A Common Stock under the stockholder approved 2004 Stock Incentive Plan, a copy of which is on file with the SEC as Exhibit Number 10.14 to the Company's Form 10-Q for the quarter ended June 27, 2004 (File no. 333-46501). Each grant will be made on the day of the Company's annual meeting of stockholders. These annual grants replace annual stock option grants under the 2001 Director Stock Option Plan, which the Board of Directors suspended.

On January 23, the Compensation Committee of the Board of Directors determined the annual bonus payable to Gary Pruitt, the Company's Chief Executive Officer, for his fiscal 2006 performance pursuant to the formula set by the Compensation Committee in January 2005 pursuant to the terms of the Company's CEO Bonus Plan. Under this formula Mr. Pruitt's 2005 bonus was based on a calculation of .005 times the Company's operating cash flow (operating income plus depreciation and amortization) for the fiscal year, with a target payout of 100% of Mr. Pruitt's annual base pay. Mr. Pruitt's base pay in 2006 was $1,050,000. Taking into consideration Mr. Pruitt's performance as Chief Executive Officer and the Company's performance in fiscal 2006, the Compensation Committee awarded Mr. Pruitt a bonus of $950,000.

In addition, on January 23, the Compensation Committee set Mr. Pruitt's fiscal 2007 bonus formula. Under this formula Mr. Pruitt's fiscal 2007 bonus opportunity is .005 times the Company's operating cash flow for the fiscal year (the "Performance Limit"). Fifty percent (50%) of the bonus will be based on the Company's operating cash flow performance as compared to budgeted operating cash flow goals and the other fifty percent (50%) will be based on achievement of non-financial goals. Subject to the Performance Limit and further subject to a maximum dollar limit of $2 million under the CEO Bonus Plan, the bonus can range from zero to 200% of Mr. Pruitt's 2007 base pay. Target is125% of Mr. Pruitt's 2007 base pay. Mr. Pruitt's base pay for fiscal 2007 is $1,100,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 26, 2007	The McClatchy Company

/s/ Patrick J. Talamantes
Patrick J. Talamantes
Vice President and Chief Financial Officer